Exhibit 99.1

Medidata Reports Record First Quarter 2015 Revenues

  Record revenues of $92.4 million, a 21% year-over-year increase
  Record subscription revenue of $78.7 million, a 23% year-over-year increase
  Cash flow from operations of $16.9 million

NEW YORK--(BUSINESS WIRE)--April 23, 2015--Medidata (NASDAQ:MDSO), the leading global provider of cloud-based solutions for clinical research in life sciences, today announced its financial results for the first quarter of 2015.

“Our strong execution and business momentum in the first quarter drove record financial and operational results, as the life sciences industry expands its use of the Medidata Clinical Cloud®,” said Tarek Sherif, Medidata’s chairman and chief executive officer. “Our cloud-based platform and growing data analytics capabilities are being used by over 500 companies to accelerate drug development – helping to develop eight of the top 10 best-selling drugs globally in 2014. Our increasing operating leverage and profitability allow us to make targeted investments in our business, as we continue to focus on innovation and execution in order to capitalize on substantial growth opportunities in 2015 and beyond.”

First Quarter 2015 Results

  Total revenue for the first quarter of 2015 was $92.4 million, an increase of $15.8 million, or 21%, compared with $76.6 million in the first quarter of 2014. Subscription revenue was $78.7 million, an increase of 23% compared with the same period last year.
  GAAP operating income for the quarter was $3.5 million, compared with $0.3 million in the first quarter of 2014. Non-GAAP operating income1 for the first quarter of 2015 increased to $17.7 million, up 41% compared with $12.5 million a year ago.
  GAAP net income for the first quarter of 2015 was $0.2 million, or $0.00 per diluted share, compared with a net loss of ($1.8) million, or ($0.03) per diluted share, in the first quarter of 2014. Adjusted non-GAAP net income1 for the first quarter of 2015 was $9.2 million, or $0.17 per diluted share, compared with $5.9 million, or $0.11 per diluted share, in the first quarter of 2014. See the non-GAAP reconciliation included in this release for full details of the non-GAAP adjustments.
  Total cash, cash equivalents and marketable securities were $465.8 million at the end of the first quarter of 2015, an increase of $62.3 million, or 15%, compared with $403.5 million at the end of the first quarter of 2014.
  Cash flow from operations was $16.9 million in the first quarter of 2015, compared with ($6.3) million a year ago.

Additional Highlights

  Medidata added a record 39 new customers during the first quarter of 2015. Medidata’s customer base grew to 516, up 23% year over year.
  59% of customers had committed to multiple products at the end of the first quarter of 2015, up from 52% at the end of the first quarter of 2014, driven by strong adoption of Medidata Rave®, Medidata Coder® and Medidata Balance®.
  Medidata announced a strategic collaboration with Garmin International Inc., a unit of Garmin Ltd., for mobile health interoperability in clinical research. Garmin joins other companies in the Medidata mHealth integration ecosystem, including Vital Connect, ActiGraph, Fitbit and Spaulding, enabling customers to explore the use of mHealth devices in clinical trials.
  Billings were a record $109 million in the first quarter of 2015, up 21% year over year.
  Adjusted subscription backlog2 for the remainder of the year as of March 31, 2015 increased to $229 million, an increase of $37 million, or 19% year over year.
  Medidata's overall revenue retention rate for the full year was nearly 100%. The retention rate for all its large enterprise customers over the past several years was 100%.

"The first quarter was a strong start to the year as the momentum we experienced in January continued throughout Q1, as reflected in our sequential revenue growth,” said Cory Douglas, Medidata’s chief financial officer. “For the full year 2015, we continue to expect increased profitability, operating margin expansion and record cash flows, while continuing to invest in our business."

Financial Outlook

For the full year 2015, the Company's guidance provided on February 5, 2015 remains unchanged:

  Revenues between $392.0 and $412.0 million, representing between 17% and 23% year-over-year growth.
  Professional services revenues of approximately $60 million.
  Non-GAAP operating income between $90.0 and $96.0 million. Based on current estimates, this would equate to GAAP operating income between $33.0 and $35.5 million.
  Adjusted non-GAAP net income, which includes the tax affected adjustments primarily from stock-based compensation, non-cash interest expense associated with convertible senior notes and amortization at a 40% effective tax rate, between $47.0 and $50.5 million. Based on current estimates, this would equate to GAAP net income between $11.5 and $13.0 million.
  While changes in the stock price could change the fully diluted share count, the company is assuming 56.0 million fully diluted shares.

Conference Call

The company plans to host its investor conference call today at 8:00 a.m. Eastern time to discuss its first quarter financial results and the hiring of Rouven Bergmann who will be joining the company as Chief Financial Officer effective May 18, 2015, which was separately announced today. The investor conference call will be available via live webcast on the “Investor” section of Medidata’s web site at http://investor.mdsol.com. To participate by telephone, domestic participants may dial 877-303-2528 and international participants may dial 847-829-0023. Those interested in participating in the conference call should dial in at least 10 minutes prior to the call to register. Participants can also join the call via a simultaneous live audio webcast, which will be made available on the “Investor” section of Medidata’s web site at http://investor.mdsol.com. A replay of the conference call can be accessed until Thursday, May 7, 2015, by dialing 800-585-8367 domestically or 404-537-3406 internationally, with the passcode 16539923. An archive of the call will also be hosted on the “Investor” section of Medidata’s web site, http://investor.mdsol.com, for a limited period of time.

About Medidata

Medidata is the leading global provider of cloud-based solutions for clinical research in life sciences, transforming clinical development through its advanced applications and intelligent data analytics. The Medidata Clinical Cloud® brings new levels of productivity and quality to the clinical testing of promising medical treatments, from study design and planning through execution, management and reporting. We are committed to advancing the competitive and scientific goals of global customers, which include over 90% of the top 25 global pharmaceutical companies; innovative biotech, diagnostic and device firms; leading academic medical centers; and contract research organizations.

Cautionary Statement

Certain statements made in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about Medidata Solutions, Inc. (“Medidata”), including but not limited to statements about Medidata’s forecast of financial performance, products and services, business model, strategy and growth opportunities, and competitive position. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. In particular, the risks and uncertainties include, among other things, risks associated with possible fluctuations in our financial and operating results; errors, interruptions or delays in our service or our web hosting; the financial impact of any future acquisitions; our ability to continue to release, and gain customer acceptance of, new and improved versions of our products; changes in our sales and implementation cycles; competition; our ability to retain and expand our customer base or increase new business from those customers; our ability to hire, retain and motivate our employees and manage our growth; regulatory developments; litigation; and general developments in the economy. For additional disclosure regarding these and other risks faced by the company, see disclosures contained in Medidata’s public filings with the Securities and Exchange Commission, including the “Risk Factors” section of Medidata’s Annual Report on Form 10-K for the year ended December 31, 2014. You should consider these factors in evaluating the forward-looking statements included in this press release and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and Medidata undertakes no obligation to update such statements as a result of new information.

(1) Non-GAAP Financial Information

Medidata provides non-GAAP operating income, net income and net income per share applicable to common stockholders data as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. Non-GAAP operating income excludes the impact of depreciation, amortization of intangible assets associated with acquisitions, and stock-based compensation expense. Adjusted non-GAAP net income excludes the impact of tax-affected amortization of intangible assets associated with acquisitions, stock-based compensation expense, and non-cash interest expense on convertible senior notes. Management uses these non-GAAP measures to evaluate its financial results, develop budgets, manage expenditures, and as an important factor in determining variable compensation. In addition, investors frequently have requested information from management regarding depreciation, amortization and other non-cash charges, such as share-based compensation, and management believes, based on discussions with investors, that these non-GAAP measures enhance investors’ ability to assess Medidata’s historical and projected future financial performance. While management believes these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of non-GAAP financial measures. One limitation of non-GAAP operating income is that it excludes depreciation and amortization, which represents the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Medidata compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, which are attached to this press release.

(2) Adjusted subscription backlog equals subscription backlog plus outstanding intra-year renewals.

MEDIDATA SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Amounts in thousands, except per share data)

	Three Months Ended March 31,
	2015	2014
Revenues
Subscription	$78,749	$63,811
Professional services	13,691	12,829
Total revenues	92,440	76,640
Cost of revenues (1)(2)
Subscription	11,473	11,086
Professional services	10,703	9,713
Total cost of revenues	22,176	20,799
Gross profit	70,264	55,841
Operating costs and expenses
Research and development (1)	21,911	17,789
Sales and marketing (1)(2)	24,318	20,732
General and administrative (1)	20,569	17,046
Total operating costs and expenses	66,798	55,567
Operating income	3,466	274
Interest and other income (expense)
Interest expense	(3,958)	(3,781)
Interest income	534	395
Other (expense) income, net	(34)	34
Total interest and other expense, net	(3,458)	(3,352)
Income (loss) before income taxes	8	(3,078)
Provision for income taxes	(149)	(1,263)
Net income (loss)	$157	$(1,815)
Earnings (loss) per share
Basic	$0.00	$(0.03)
Diluted	$0.00	$(0.03)
Weighted average common shares outstanding
Basic	53,257	52,109
Diluted	55,658	52,109
(1) Stock-based compensation expense included in cost of revenues and operating costs and expenses is as follows:
Cost of revenues	$1,248	$1,072
Research and development	1,786	912
Sales and marketing	2,367	2,351
General and administrative	6,269	5,364
Total stock-based compensation	$11,670	$9,699
(2) Amortization of intangible assets included in costs of revenues and operating costs and expenses is as follows:
Cost of revenues	$179	$108
Sales and marketing	29	30
Total amortization of intangible assets	$208	$138

MEDIDATA SOLUTIONS, INC.
Reconciliation of GAAP Operating Income and GAAP Net Income to
Non-GAAP Operating Income and Adjusted Non-GAAP Net Income (Unaudited)
(Amounts in thousands, except per share data)

	Three Months Ended March 31,
	2015	2014
Operating income:
GAAP operating income	$3,466	$274
GAAP operating margins	3.7%	0.4%
Stock-based compensation	11,670	9,699
Depreciation and amortization	2,553	2,535
Non-GAAP operating income	$17,689	$12,508
Non-GAAP operating margins	19.1%	16.3%
Net income:
GAAP net income (loss)	$157	$(1,815)
Stock-based compensation	11,670	9,699
Amortization	208	138
Non-cash interest expense on convertible senior notes (1)	3,228	3,060
Tax impact on add-back items (2)	(6,042)	(5,159)
Adjusted non-GAAP net income	$9,221	$5,923
GAAP basic earnings (loss) per share	$0.00	$(0.03)
GAAP diluted earnings (loss) per share	$0.00	$(0.03)
Adjusted Non-GAAP basic earnings per share	$0.17	$0.11
Adjusted Non-GAAP diluted earnings per share	$0.17	$0.11

(1) Amount represents non-cash interest expense, including amortization of debt discount and issuance costs, on our 1.00% convertible senior notes issued during the third quarter of 2013. We exclude this incremental non-cash interest expense for purposes of calculating adjusted non-GAAP net income. We believe that excluding these expenses from our non-GAAP measures is useful to investors because such incremental non-cash interest expense does not generate a cash outflow for the company and the debt issuance costs do not represent a cash outflow for the company except in the period the notes were issued; therefore both are not indicative of our continuing operations.

(2) Tax impact calculated using a 40% tax rate.

The table above presents a reconciliation of GAAP to non-GAAP operating income, net income, and net income per share applicable to common stockholders for the three months ended March 31, 2015 and 2014. Non-GAAP operating income excludes the impact of depreciation, amortization of intangible assets associated with acquisitions, and stock-based compensation expense. Adjusted non-GAAP net income excludes the impact of tax affected amortization of intangible assets associated with acquisitions, stock-based compensation expense, and non-cash interest expense on convertible senior notes.

MEDIDATA SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(Amounts in thousands, except per share data)

	March 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$71,472	$39,517
Marketable securities	226,136	233,284
Accounts receivable, net of allowance for doubtful accounts of $1,695 and $1,517, respectively	80,358	68,475
Prepaid commission expense	2,155	2,819
Prepaid expenses and other current assets	14,725	13,661
Deferred income taxes	97	96
Total current assets	394,943	357,852
Restricted cash	5,118	5,118
Furniture, fixtures and equipment, net	39,664	38,579
Marketable securities, long-term	168,165	183,842
Goodwill	18,808	19,025
Intangible assets, net	1,595	1,816
Deferred income taxes, long-term	7,771	8,066
Other assets	7,995	7,919
Total assets	$644,059	$622,217
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,254	$3,738
Accrued payroll and other compensation	12,896	15,574
Accrued expenses and other	13,330	12,638
Deferred revenue	74,826	62,890
Total current liabilities	107,306	94,840
Noncurrent liabilities:
1.00% convertible senior notes, net	243,795	240,886
Deferred revenue, less current portion	1,346	1,374
Deferred tax liabilities	241	238
Other long-term liabilities	19,983	20,180
Total noncurrent liabilities	265,365	262,678
Total liabilities	372,671	357,518
Commitments and contingencies
Stockholders' equity:
Preferred stock, par value $0.01 per share; 5,000 shares authorized, none issued and outstanding	—	—
Common stock, par value $0.01 per share; 200,000 shares authorized, 57,280 and
56,301 shares issued; 55,182 and 54,413 shares outstanding, respectively	573	563
Additional paid-in capital	317,042	301,465
Treasury stock, 2,098 and 1,888 shares, respectively	(53,671)	(45,049)
Accumulated other comprehensive loss	(2,345)	(1,912)
Retained earnings	9,789	9,632
Total stockholders' equity	271,388	264,699
Total liabilities and stockholders' equity	$644,059	$622,217

MEDIDATA SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(Amounts in thousands)

	Three Months Ended March 31,
	2015	2014
Cash flows from operating activities
Net income (loss)	$157	$(1,815)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,553	2,535
Stock-based compensation	11,670	9,699
Amortization of discounts or premiums on marketable securities	1,309	1,431
Deferred income taxes	683	(1,643)
Amortization of debt issuance costs	319	319
Amortization of debt discount	2,909	2,741
Excess tax benefit associated with equity awards	(215)	(71)
Provision for doubtful accounts	300	100
Changes in operating assets and liabilities:
Accounts receivable	(16,643)	(25,550)
Prepaid commission expense	(46)	(499)
Prepaid expenses and other current assets	(2,425)	1,485
Other assets	1,676	137
Accounts payable	2,755	1,083
Accrued payroll and other compensation	(4,043)	(9,260)
Accrued expenses and other	(272)	832
Deferred revenue	16,375	10,653
Other long-term liabilities	(197)	1,537
Net cash provided by (used in) operating activities	16,865	(6,286)
Cash flows from investing activities
Purchase of furniture, fixtures and equipment	(3,451)	(7,048)
Purchase of available-for-sale securities	(49,724)	(46,249)
Proceeds from sale of available-for-sale securities	71,833	80,730
Net cash provided by investing activities	18,658	27,433
Cash flows from financing activities
Proceeds from exercise of stock options	3,702	1,079
Proceeds from employee stock purchase plan	1,519	1,327
Excess tax benefit associated with equity awards	215	71
Payment of acquisition-related earn-out	—	(704)
Repayment of obligations under capital leases	(9)	(30)
Acquisition of treasury stock	(8,928)	(19,789)
Repayment of notes payable	—	(41)
Net cash used in financing activities	(3,501)	(18,087)
Effect of exchange rate changes on cash and cash equivalents	(67)	18
Net increase in cash and cash equivalents	31,955	3,078
Cash and cash equivalents - Beginning of period	39,517	22,328
Cash and cash equivalents - End of period	$71,472	$25,406

CONTACT:
Medidata Solutions
Investors:
Hulus Alpay, 212-419-1025
halpay@mdsol.com
or
Media:
Nicole Pariser, 212-659-1069
npariser@mdsol.com